                                                                   Exhibit 10.37

                                 PROMISSORY NOTE
                     (SHARE REPURCHASE LINE OF CREDIT LOANS)


$5,000,000     Wellesley, Massachusetts
                                                              As of May 3, 1996


        For value received, the undersigned, VMARK SOFTWARE, INC., a Delaware corporation (the "BORROWER"), promises to pay to SILICON VALLEY BANK (the "BANK") at the office of the Bank located at 3003 Tasman Drive, Santa Clara, California 95054, or to its order, the lesser of (a) FIVE MILLION DOLLARS ($5,000,000) or (b) the outstanding principal amount hereunder on October 29, 1996, in thirty-six (36) consecutive equal monthly installments of principal payable on the twenty-eighth day of each month, commencing November 28, 1996, and ending October 28, 1999 (the "MATURITY DATE"), together with interest on the principal amount hereof from time to time outstanding at a fluctuating rate per annum equal to the Prime Rate (as defined below) plus one-half percent (1/2%) until the Maturity Date, payable monthly in arrears on the twenty-eighth day of each calendar month occurring after the date hereof and on the Maturity Date; PROVIDED, HOWEVER, that if the Borrower has pursuant to the terms of the Loan and Security Agreement (as defined below) exercised its option to defer the Share Repurchase Availability Expiration Date (as defined in the Loan and Security Agreement) to April 28, 1997, the Borrower shall instead be obligated to pay to the Bank the lesser of (a) FIVE MILLION DOLLARS ($5,000,000) or (b) the outstanding principal amount hereunder on April 28, 1997, in thirty-six (36) consecutive equal monthly installments of principal payable on the twenty-eighth day of each month, commencing May 28, 1997, and ending April 28, 2000 (the "EXTENDED MATURITY DATE"), together with interest on the principal amount hereof from time to time outstanding at a fluctuating rate per annum equal to the Prime Rate (as defined below) plus one-half percent (1/2%) until the Extended Maturity Date, payable monthly in arrears on the twenty-eighth day of each calendar month occurring after the date hereof and ending on the Extended Maturity Date.

        The Borrower promises to pay on demand interest at a per annum rate of interest on any overdue principal (and to the extent permitted by law, overdue interest) equal to the rate of interest in effect immediately prior to the time such amount became due plus five (5) percentage points. The Bank's "Prime Rate" is the per annum rate of interest from time to time announced and made effective by the Bank as its Prime Rate (which rate may or may not be the lowest rate available from the Bank at any given time).

        Computations of interest shall be made by the Bank on the basis of a year of 360 days for the actual number of days occurring in the period for which such interest is payable.

        This promissory note is the note relating to the Share Repurchase Line of Credit referred to in the Loan and Security Agreement dated as of May 3, 1996 between the Bank and the Borrower (together with all related schedules, and as the same may be amended, modified or supplemented from time to time, the "LOAN AND SECURITY AGREEMENT"), and is subject to optional and mandatory prepayment as provided therein, and is entitled to the benefits thereof and of the other Loan Documents referred to therein. This note is secured by the Loan and Security Agreement and by any other Security Instruments referenced in the Loan and Security Agreement.

        Upon the occurrence of any Event of Default under, and as defined in, the Loan and Security Agreement, at the option of the Bank, the principal amount then outstanding of and the accrued interest on the advances under this note and all other amounts payable under this note shall become immediately due and payable, without notice (including, without limitation, notice of intent to accelerate), presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

        The Bank shall keep a record of the amount and the date of the making of each advance pursuant to the Loan and Security Agreement and each payment of principal with respect thereto either by maintaining a computerized record of such information and printouts of such computerized record, which computerized record, and the print outs thereof, shall constitute PRIMA FACIE evidence of the accuracy of the information so endorsed.

        The undersigned agrees to pay all reasonable costs and expenses of the Bank (including, without limitation, the reasonable fees and expenses of attorneys) in connection with the enforcement of this note and the other Loan Documents and the preservation of their respective rights hereunder and thereunder.

        No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right of the Bank, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Borrower and every endorser or guarantor of this note regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind and assents to any one or more extensions or postponements of the time of payment or any other indulgences, to any substitutions, exchanges or releases of collateral for this note, and to the additions or releases of any other parties or persons primarily or secondarily liable.

        THIS NOTE HAS BEEN DELIVERED TO THE BANK AND ACCEPTED BY THE BANK IN THE STATE OF CALIFORNIA.

        THE BORROWER HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY NOW OR HEREAFTER HAVE TO A JURY TRIAL IN ANY SUIT, ACTION OR PROCEEDING WHICH ARISES OUT OF OR BY REASON OF THIS NOTE, ANY LOAN DOCUMENT (AS DEFINED IN THE LOAN AND SECURITY AGREEMENT), OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        BY ITS EXECUTION AND DELIVERY OF THIS NOTE, THE BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS (OR IF FOR ANY REASON ACCESS TO SUCH COURTS IS DENIED TO THE BANK, THEN, IN THE STATE OF CALIFORNIA) IN ANY ACTION, SUIT OR PROCEEDING OF ANY KIND AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS NOTE, ANY LOAN DOCUMENT (AS DEFINED IN THE LOAN AND SECURITY AGREEMENT), OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ADDITION TO ANY OTHER COURT IN WHICH SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT, IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL JUDGMENT RENDERED BY ANY SUCH COURT IN ANY SUCH ACTION, SUIT OR PROCEEDING IN WHICH IT SHALL HAVE BEEN SERVED WITH PROCESS IN THE MANNER HEREINAFTER PROVIDED, SUBJECT TO EXERCISE AND EXHAUSTION OF ALL RIGHTS OF APPEAL AND TO THE EXTENT THAT IT MAY LAWFULLY DO SO, WAIVES AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN SUCH ACTION, SUIT OR PROCEEDING ANY CLAIMS THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER, AND AGREES THAT PROCESS MAY BE SERVED UPON IT IN ANY SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED BY CHAPTER 223A OF THE GENERAL LAWS OF MASSACHUSETTS, RULE 4 OF THE MASSACHUSETTS RULES OF CIVIL PROCEDURE OR RULE 4 OF THE FEDERAL RULES OF CIVIL PROCEDURE.

        ALL RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE GOVERNED BY THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS AND THIS NOTE SHALL BE DEEMED TO BE UNDER SEAL.


                                          VMARK SOFTWARE, INC.


                                          By:
                                             ----------------------------------
                                             Name:
                                             Title:

[Seal]